


EXHIBIT 12(b)


            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
 COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                 AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                           (dollars in millions)


                                                                 Nine Months
                                                                       Ended
                                  Year Ended December 31,          Sept. 30,
                           1990     1991     1992     1993    1994     1995
Earnings:
 1. Income (loss) before
     income taxes and
     cumulative effect
     of accounting
     changes              $  815  $  834   $  906   $1,550  $  869   $   89
 2. Add: Fixed charges
          excluding
          capitalized
          interest
          (Line 13)       4,826    3,614    3,099    3,148   3,884    3,841
 3. Less: Equity in undistri-
            buted income of
            unconsolidated
            subsidiaries and
            affiliates       47       31       40       30      45       22
 4. Earnings including
     interest on deposits 5,594    4,417    3,965    4,668   4,708    3,908
 5. Less: Interest on
           deposits       2,226    1,589    1,119    1,013     965      998
 6. Earnings excluding
     interest on deposits$3,368   $2,828   $2,846   $3,655  $3,743   $2,910

Preferred Stock Dividend Requirements:
 7. Preferred stock dividend
     requirements        $   31   $   34   $   30   $   23  $   28   $   36
 8. Ratio of income from
     continuing operations
     before income taxes to
     income from continuing
     operations after income
     taxes                  123%     125%     142%    145%     141%     147%
 9. Preferred stock dividend
     requirements on a pretax
     basis               $   38   $   43   $   43   $   33  $   39   $   53

Fixed Charges:
10. Interest Expense     $4,799   $3,585   $3,072   $3,122  $3,858   $3,821
11. Estimated interest
     component of net
     rental expense          27       29       27       26      26       20
12. Amortization of debt
     issuance expense         -        -        -        -       -        -
13. Total fixed charges
     including interest on
     deposits and excluding
     capitalized interest 4,826    3,614    3,099    3,148   3,884    3,841
14. Add: Capitalized
          interest            -        -        -        -       -        -
15. Total fixed charges   4,826    3,614    3,099    3,148   3,884    3,841
16. Add: Preferred stock
          dividend require-
          ments - pretax
          (Line 9)           38       43       43       33      39       53










17. Total combined fixed
     charges and preferred
     stock dividend require-
     ments on a pretax
     basis                4,864    3,657    3,142    3,181   3,923    3,894
18. Less: Interest on
           deposits
           (Line 5)       2,226    1,589    1,119    1,013     965      998

19. Combined fixed charges
     and preferred stock
     dividend requirements
     on a pretax basis
     excluding interest on
     deposits            $2,638   $2,068   $2,023   $2,168  $2,958   $2,896

Consolidated Ratios of Earnings
 to Combined Fixed Charges
 and Preferred Stock
 Dividend Requirements:
  Including interest on
   deposits
   (Line 4/Line 17)        1.15     1.21     1.26     1.47    1.20     1.00
  Excluding interest on
   deposits
   (Line 6/Line 19)        1.28     1.37     1.41     1.69    1.27     1.00


                    BANKERS TRUST NEW YORK CORPORATION
                              280 PARK AVENUE
                         NEW YORK, NEW YORK 10017





Geoffrey M. Fletcher
Senior Vice President and
Principal Accounting Officer



                                        November 14, 1995




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

     Accompanying this letter is Bankers Trust New York Corporation's quarterly report on Form 10-Q for the quarter ended September 30, 1995 (the "Form 10-Q"). The Form 10-Q is being filed electronically through the EDGAR System.

     If there are any question or comments in connection with the enclosed filing, please contact the undersigned at 212-250-7098.

                                     Very truly yours,

                                     BANKERS TRUST NEW YORK CORPORATION



                                     By: GEOFFREY M. FLETCHER
                                         Geoffrey M. Fletcher
                                         Senior Vice President and
                                         Principal Accounting Officer




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